UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2019

 ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Commission File Number: 001-10212
2301 Patriot Blvd.
Glenview, IL 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1 par value	AXE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On October 30, 2019, Anixter International Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CD&R Arrow Parent, LLC, a Delaware limited liability company (“Parent”), and CD&R Arrow Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).
Merger Agreement
On the terms, and subject to the conditions, of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, each share of the Company’s common stock (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held by (1) the Company, Parent or Merger Sub or (2) by stockholders of the Company who have validly exercised and perfected their appraisal rights under Delaware law) will be converted at the Effective Time into the right to receive $81.00 in cash (the “Merger Consideration”), without interest and subject to any required tax withholding.
Consummation of the Merger is subject to customary closing conditions, including, without limitation, (i) the absence of certain legal impediments, (ii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) approvals required under certain foreign antitrust laws and (iv) approval by the Company’s stockholders of the Merger (the “Company Stockholder Approval”).
Treatment of Company Options and Restricted Stock Units
At the Effective Time, each option to purchase shares of Company Common Stock granted under a stock incentive plan of the Company that is outstanding immediately prior to the Effective Time (the “Company Options”) will be fully vested and cancelled in exchange for an amount in cash, without interest and less applicable tax withholdings, equal to the product of (i) the total number of shares of Company Common Stock subject to such canceled Company Option and (ii) the excess (if any) of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such canceled Company Option, without interest. At the Effective Time, each Company Option with an exercise price per share of Company Common Stock underlying such Company Option equal to or greater than the Merger Consideration will be canceled and terminated without any cash payment being made in respect thereof.
At the Effective Time, each restricted stock unit covering shares of Company Common Stock granted under a stock incentive plan of the Company that is outstanding immediately prior to the Effective Time (the “Restricted Stock Units”) will be fully vested (in the case of any Restricted Stock Units subject to performance-based vesting criteria, in accordance with the terms of the applicable award agreements) and cancelled in exchange for an amount in cash, without interest and subject to applicable tax withholdings, equal to the sum of (i) the product of (A) the total number of shares of Company Common Stock subject to such canceled Restricted Stock Units and (B) the Merger Consideration, plus (ii) any accrued but unpaid dividends payable to the holder of such Restricted Stock Units, including all accrued but unpaid interest.
Financing
Parent and Merger Sub secured committed financing, consisting of a combination of (i) equity to be provided by Clayton, Dubilier & Rice Fund X, L.P. (the “Sponsor”), which has agreed to capitalize Parent, subject to the terms and conditions set forth in the equity commitment letter and (ii) debt financing to be provided by Bank of America, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Credit Suisse AG, Cayman Islands Branch and Credit Suisse Loan Funding LLC, subject to the terms and conditions set forth in the debt commitment letter, which, combined with the cash on hand of the Company, will enable Parent and Merger Sub to consummate the Merger, to refinance any indebtedness required to be refinanced in connection with the consummation of the Merger and to pay all related fees and expenses. The Merger is not subject to a financing condition.
Go-Shop Period
Under the Merger Agreement, the Company has certain rights to facilitate competing acquisition proposals during the 40-day period ending on the No-Shop Period Start Date, as described below.
During the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. Eastern time on December 9, 2019 (the “No-Shop Period Start Date”), the Company may solicit, initiate, encourage or facilitate any Company Takeover Proposal (as defined in the Merger Agreement), participate in discussions and negotiations with third parties regarding Company Takeover Proposals, provide nonpublic information to such third parties pursuant to an Acceptable Confidentiality Agreement (as defined in the Merger Agreement) with each such third party, and amend, grant a waiver in respect of, or terminate any “standstill” or similar obligation of each such third party with respect to the Company.

Beginning on the No-Shop Period Start Date until the earlier of the Effective Time of the Merger or termination of the Merger Agreement in accordance with its terms, the Company will be subject to customary “no-shop” restrictions on its ability to solicit, initiate, encourage and facilitate any Company Takeover Proposal, participate in discussions and negotiations with third parties regarding any Company Takeover Proposal and provide nonpublic information to such third parties pursuant to an Acceptable Confidentiality Agreement with each such third party, except that, until the 10th day following the No-Shop Period Start Date (the “Cut-Off Time”), the Company may continue solicitation of, or discussions or negotiations with, third parties from whom the Company received a Company Takeover Proposal prior to the No-Shop Period Start Date and which Company Takeover Proposal the Company’s Board of Directors (the “Board”) determines in good faith, after consultation with outside legal counsel and its financial advisors, constitutes or is reasonably likely to result in a Superior Company Proposal (as defined in the Merger Agreement) (each such third party, an “Excluded Party”). Beginning on the No-Shop Period Start Date or, with respect to any Excluded Parties, the Cut-Off Time, the Company and its representatives (i) must cease any solicitation, encouragement, discussions or negotiations with any third party related to a Company Takeover Proposal, (ii) may not initiate, solicit, encourage or facilitate any Company Takeover Proposal and (iii) may not participate in discussions or negotiations or encourage any efforts that could reasonably be expected to lead to a Company Takeover Proposal, provided that before the Company has obtained the Company Stockholder Approval, if the Company receives a Company Takeover Proposal that did not result from a material breach of the no-shop restrictions, the Company may furnish information and provide access to such third party and participate in discussions or negotiations with such third party, subject to (i) the Board first determining in good faith, after consultation with its outside legal counsel and financial advisors, that (a) the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (b) such proposal is reasonably likely to result in a Superior Company Proposal and (ii) if the Company will provide nonpublic information, the Company provides any such nonpublic information to such third party pursuant to an Acceptable Confidentiality Agreement.
Prior to the Company obtaining the Company Stockholder Approval, the no-shop restrictions above are subject to a “fiduciary out” provision, which permits the Board, subject to the Company’s compliance with certain obligations described below, to change its recommendation to the Company’s stockholders regarding the Merger in connection with a certain intervening events, or authorize or adopt an alternative acquisition agreement with respect to a Superior Company Proposal (each such action, together with other actions defined in the Merger Agreement, a “Company Recommendation Change”). With respect to certain Company Recommendation Changes, the Board may take any such actions with respect to a competing acquisition proposal from a third party if the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that such proposal constitutes a Superior Company Proposal and that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law. The Company would be permitted to enter into an alternative acquisition agreement with respect to such Superior Company Proposal only if it terminated the Merger Agreement and paid certain fees owed to Parent as described below. However, before the Board may make any Company Recommendation Change or the Company may terminate the Merger Agreement in light of a Superior Company Proposal, the Company must provide Parent 5 business days’ prior written notice and negotiate with Parent in good faith during such period to adjust the terms of the Merger Agreement and related documents as would permit the Board to determine that such Superior Company Proposal no longer constitutes a Superior Company Proposal.
Termination
The Merger Agreement contains certain termination rights for the Company and Parent. The Merger Agreement can be terminated by either Parent or the Company if (i) the Merger is not consummated on or before June 12, 2020 (the “Outside Date”), (ii) the Merger becomes subject to a final, non-appealable law or order restraining, enjoining, rendering illegal or otherwise prohibiting the Merger, or (iii) the Company Stockholder Approval is not obtained following a vote of stockholders taken thereon, in which case the Company will be required to reimburse the actual fees and expenses incurred by Parent in connection with the Merger (not to exceed $25 million), with such expense reimbursement creditable against any termination fee paid by the Company to Parent.
In addition, the Merger Agreement includes certain termination fees, including the following:
•If the Merger Agreement is terminated (i) by Parent in connection with a Company Recommendation Change in connection with the receipt of a Superior Company Proposal or (ii) by either Parent or the Company in connection with the Company’s concurrent entry into a definitive agreement with respect to a Superior Company Proposal, in each case received prior to the No-Shop Period Start Date or, with respect to an Excluded Party, the Cut-Off Time, then the Company will be required to pay Parent a termination fee equal to $45 million;
•If the Merger Agreement is terminated (i) by Parent because the Board effects a Company Recommendation Change, or the Company materially breaches certain of its covenants under the Merger Agreement relating to the no-shop restrictions and such breach results in the receipt of a Company Takeover Proposal; (ii) by the Company in connection with the Company’s concurrent entry into a definitive agreement with respect to a Superior Company Proposal and such agreement is entered into by the Company following the No-Shop Period Start Date or, with respect to an Excluded Party, the Cut-Off Time; (iii) (A) by Parent due to the Company breaching or failing to perform under the Merger Agreement following a Company Takeover Proposal for a

Qualifying Transaction (as defined in the Merger Agreement) or by the Company on the Outside Date if the Parent could have terminated the Merger Agreement for the foregoing reason and (B) within twelve months of such termination the Company consummates, or enters into a definitive agreement to consummate and subsequently consummates, a Qualifying Transaction; (iv) (A) due to Company Stockholder Approval not being obtained following a Company Takeover Proposal for a Qualified Transaction that was publicly disclosed before the Company Stockholders Meeting (as defined in the Merger Agreement) but not publicly withdrawn by the date of the Company Stockholders Meeting and (B) within twelve months of such termination the Company consummates, or enters into a definitive agreement to consummate and subsequently consummates, a Qualifying Transaction, then, in each case, the Company will be required to pay Parent a termination fee equal to $90 million; and
•If the Merger Agreement is terminated by the Company (i) because Parent or Merger Sub have breached their respective representations, warranties, agreements, covenants or other agreements in the Merger Agreement in certain circumstances and have failed to cure such breach within a certain period or (ii) because Parent has failed to consummate the Merger pursuant to the Merger Agreement notwithstanding the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to do so and certain notice of such failure from the Company to Parent, then Parent will be required to pay the Company a reverse termination fee equal to $190 million.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Other Matters
The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other and may apply contractual standards of materiality that are different from materiality under applicable securities laws. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the Company delivered to Parent in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement, are modified in important part by the underlying disclosure schedules, and qualified as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Voting Agreement
On October 30, 2019, in connection with the execution of the Merger Agreement, certain stockholders of the Company (collectively, the “Voting Agreement Stockholders”), including entities associated with Samuel Zell, the Chairman of the Board, entered into a voting and support agreement (the “Voting Agreement”) with Parent and the Company. Pursuant to the Voting Agreement, each Voting Agreement Stockholder has agreed, among other things, to vote or cause to be voted any issued and outstanding shares of the common stock of the Company beneficially owned by such Voting Agreement Stockholder, or that may otherwise become beneficially owned by such Voting Agreement Stockholder during the term of the Voting Agreement, in favor of adopting the Merger Agreement and against any action, agreement or proposal that could reasonably be expected to delay, postpone or adversely affect consummation of the Merger and other transactions contemplated by the Merger Agreement. As of October 30, 2019, the Voting Agreement Stockholders held approximately 9% of the issued and outstanding shares of the Company.
The Voting Agreement will automatically terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the election of the Voting Agreement Stockholder to terminate the Voting Agreement following any amendment of the Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement
The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 29, 2019, the Board adopted and approved, effective immediately, an amendment and restatement to the Bylaws of the Company (as so-amended and restated, the "Amended and Restated Bylaws"), which provide, among other things:

•	that the Board may postpone a stockholder meeting and reset the record date for such postponed meeting;

•	that the Board may appoint a “chairman of a meeting” to preside over stockholder meetings and may establish certain rules of conduct for stockholder meetings;

•	that the chairman of a meeting or a majority in interest of the stockholders entitled to vote at a stockholder meeting may adjourn such meeting regardless of the presence of quorum; and

•
that derivative actions, actions for breach of fiduciary duties, claims against the Company’s officers, directors, employees or agents and intra-corporate disputes involving the Company are litigated exclusively in the state or federal courts of Delaware.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.
On October 30, 2019, the Company and Clayton, Dubilier & Rice, LLC (“CD&R”) issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release and additional communications materials used in connection with the announcement of the Merger are filed as Exhibits 99.1 to 99.5 hereto and are incorporated herein by reference. The press release contains forward looking statements which should be read together with the important factors referred to or incorporated by reference in the “Cautionary Statement Regarding Forward-Looking Statements” below.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan Merger among the Company, Parent and Merger Sub*
3.1	Amended & Restated Bylaws of the Company
10.1	Voting Agreement by and among Parent and the stockholders of the Company listed on Schedule A thereto
99.1	Joint Press Release of the Company and CD&R, dated October 30, 2019
99.2	CEO Email to the Company's employees, dated October 30, 2019
99.3	Employee Frequently Asked Questions
99.4	Customer Relations Talking Points, dated October 30, 2019
99.5	Supplier Relations Talking Points, dated October 30, 2019
* The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Parent and Merger Sub to obtain the necessary financing pursuant to the arrangements set forth in the commitment letters delivered pursuant to the Merger Agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the transaction, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against the Company or Parent or Merger Sub related to the Merger Agreement or the transaction contemplated thereby. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 28, 2018, filed with the SEC on February 21, 2019, and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at investors.anixter.com/financials/sec-filings. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Additional Information and Where to Find It.
In connection with the proposed transaction, the Company will be filing with the SEC a proxy statement (the “proxy statement”) and mail the proxy statement to its stockholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND OTHER RELEVANT DOCUMENTS, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, FILED WITH THE SEC CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents (when available) that the Company files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at investors.anixter.com/financials/sec-filings or by contacting the Company’s Investor Relations Department at kevin.burns@anixter.com.
The Company and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2019. If the holdings of the Company’s securities change from the amounts provided in the proxy statement for its 2019 Annual Meeting of Stockholders, or from the amounts provided in the Proxy Statement, such changes will be set forth in SEC filings on Forms 3, 4 and 5. These documents are available free of charge as described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

October 31, 2019	By:	/s/ William A. Galvin
William A. Galvin
President and Chief Executive Officer

October 31, 2019	By:	/s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer